Exhibit 99.1

NEWS RELEASE

Westell Negotiates New Lease at its Aurora Headquarters Facility
Company Expects Annual $2.0 Million Reduction in Cash Outlays

AURORA, Ill., April 3, 2017 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, announced today that it expects to save approximately $2.0 million annually after negotiating a new three-year lease on a portion of its current Aurora, Illinois, headquarters facility.
The 174,000-square-foot facility at 750 North Commons Avenue consists of a 92,000-square-foot, three-story office building and 82,000 square feet of adjacent industrial space. The facility was built by Westell in 1996 and has been leased by Westell under a sale-leaseback transaction dating back to 1997. With the new lease, which takes effect in October 2017, Westell will lease the industrial space plus a small area between the industrial space and the first floor of the office building.
“Given Westell's space requirements in recent years, the 1997 lease has been a larger-than-necessary cash drain on the business. We are pleased to sign a new agreement that should provide Westell with significant cash savings,” said Tom Minichiello, Westell’s Senior Vice President and Chief Financial Officer. “Beginning in October 2017, we expect to reduce our annual cash outlays by approximately $2.0 million as the new lease covers a footprint that better matches our current requirements.”
Westell will continue to occupy primarily the industrial space at its Aurora location, which houses assembly and test operations for its Intelligent Site Management and Services (ISMS) and Communication Network Solutions (CNS) business segments, engineering and product line management primarily for CNS, and corporate management and administrative functions. Engineering and product line management for ISMS and In-Building Wireless (IBW) will continue to operate from Dublin, Ohio, and Manchester, New Hampshire, respectively. As previously announced, manufacturing for IBW has been consolidated at Spinnaker in Tilton, New Hampshire.

About Westell Technologies
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's comprehensive set of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2016, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Twitter - Company: @Westell_Tech
Westell Investor Relations Contact
Tom Minichiello
Senior Vice President, Chief Financial Officer, Treasurer, and Secretary
Westell Technologies
630-375-4740
tminichiello@westell.com